UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NATURAL ALTERNATIVES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-1007839
(State of incorporation)	(IRS Employer Identification No.)

1185 Linda Vista Drive

San Marcos, California 92078

(Address of principal executive offices)

1999 Omnibus Equity Incentive Plan

1999 Employee Stock Purchase Plan

(Full title of the plan)

Ken Wolf

Chief Financial Officer

Natural Alternatives International, Inc.

1185 Linda Vista Drive

San Marcos, California 92078

(760) 736-77045

(Name, address and telephone number, including area code, of agent for service)

Copy to:

David A. Fisher, Esq.

K&L Gates LLP

3580 Carmel Mountain Road, Suite 200

San Diego, CA 92130

(858) 509-7400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

DEREGISTRATION OF UNSOLD SHARES

On February 21, 2006, Natural Alternatives International, Inc. (“NAI”) filed with the United States Securities and Exchange Commission (“SEC”) a registration statement on Form S-8 (file no. 333-131968) (“Registration Statement”) to register an additional 700,000 shares of NAI’s common stock, $0.01 par value per share, issuable under NAI’s 1999 Omnibus Equity Incentive Plan (“1999 Omnibus Plan”) and an additional 50,000 shares of NAI’s common stock, $0.01 par value per share, issuable under NAI’s 1999 Employee Stock Purchase Plan (“1999 ESPP”). The 1999 Omnibus Plan and the 1999 ESPP have both been terminated.

In accordance with the undertakings made by NAI in the Registration Statement to remove by means of a post-effective amendment any shares of common stock that remained unsold at the termination of the offering, NAI hereby files this Post-Effective Amendment No. 1 to its Registration Statement solely for the purpose of deregistering (i) 533,498 shares of common stock reserved for issuance under the 1999 Omnibus Plan and previously registered pursuant to the Registration Statement that remained unissued upon the termination of the 1999 Omnibus Plan; and (ii) 16,963 shares of common stock reserved for issuance under the 1999 ESPP and previously registered pursuant to the Registration Statement that remained unissued upon the termination of the 1999 ESPP.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Marcos, State of California, on November 30, 2009.

NATURAL ALTERNATIVES INTERNATIONAL, INC.

By:	/s/ MARK A. LEDOUX
Mark A. LeDoux, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ MARK A. LEDOUX (Mark A. LeDoux)	Chief Executive Officer and Chairman of the Board of Directors (principal executive officer)	November 30, 2009

/s/ KEN WOLF (Ken Wolf)	Chief Financial Officer (principal financial and accounting officer)	November 30, 2009

/s/ JOE E. DAVIS (Joe E. Davis)	Director	November 30, 2009

/s/ ALAN G. DUNN (Alan G. Dunn)	Director	November 30, 2009

/s/ ALAN LANE (Alan Lane)	Director	November 30, 2009

/s/ LEE G. WELDON (Lee G. Weldon)	Director	November 30, 2009